UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2024, the Compensation Committee of the Board of Directors (the “Board”) of Plug Power Inc., a Delaware corporation (the “Company”), approved retention awards for certain key employees, including certain of the Company’s named executive officers, to enable the Company to retain and motivate such key employees during a critical period. The following named executive officers of the Company each received a retention award with a total value of $440,000: Paul B. Middleton, the Company’s Chief Financial Officer and Executive Vice President; Gerard L. Conway, Jr., the Company’s General Counsel, Corporate Secretary, and Executive Vice President; and Jose Luis Crespo, the Company’s General Manager, Applications and Executive Vice President. The retention awards were paid 25% in cash and 75% in the form of restricted stock. The restricted stock portion of the retention awards was issued on May 9, 2024 and each of Messrs. Middleton, Conway and Crespo received 119,134 restricted shares that vest 25% upon grant, 25% 90 days after grant, 25% 180 days after grant, and 25% 360 days after grant.

In addition, on May 9, 2024, the Compensation Committee of the Board approved a Relocation and Retention Agreement with Sanjay K. Shrestha, the Company’s General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President, which agreement was entered into on May 10, 2024. Pursuant to the Relocation and Retention Agreement, in consideration of Mr. Shrestha’s relocation of his primary residence to within 30 miles of the Company’s headquarters in Latham, New York no later than December 31, 2024, the Company will pay Mr. Shrestha a one-time, contingent relocation payment of $575,000, less applicable withholdings and deductions. Mr. Shrestha is required to repay the relocation payment to the Company in full if he fails to relocate to within 30 miles of Latham, New York by December 31, 2024. Pursuant to the terms of the Relocation and Retention Agreement, in order to promote Mr. Shrestha’s continued employment and dedication to the Company, the Company will also pay Mr. Shrestha a retention payment of $575,000, less applicable withholdings and deductions.

If Mr. Shrestha’s employment is terminated by the Company for Cause (as defined Mr. Shrestha’s Executive Employment Agreement with the Company) or if Mr. Shrestha terminates his employment without Good Reason (as defined Mr. Shrestha’s Executive Employment Agreement with the Company) before the dates set forth below, Mr. Shrestha is required to repay the Company the following pre-tax portion of both the relocation payment and the retention payment:

Employment Termination Date	Percentage Subject to Repayment
Prior to May 10, 2025	100%
Prior to May 10, 2026	75%
Prior to May 10, 2027	50%
Prior to May 10, 2028	25%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: May 15, 2024	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer